INTELLECTUAL PROPERTY AGREEMENT

                           Dated as of October 1, 2006
                                      Among

               LE' ELEGANT BATH, INC. - DBA, AMERICAN BATH FACTORY

                                       And

     GATEWAY VENTURE HOLDINGS LTD AND ITS WHOLLY OWNED SUBSIDIARY MARSHALL CORPORATE ADMINISTRATION INC.


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THIS  AGREEMENT  entered  into  as  of  the  first  day  of October 2006 between
Marshall Corporate Administration, a corporation organized under the laws of the State of Nevada and having its principal office at 2555 East Washburn Road, North Las Vegas, NV 89081 (hereinafter "Company"), and Le' Elegant Bath, with its principal office located at 13395 Estelle Street, Corona, CA (hereinafter "LEB").

WITNESSETH,  THAT

WHEREAS, Company has existing Intellectual Property (defined under this Agreement as any invention, discoveries, patent rights, copyright, trademarks, trade secrets and/or other confidential know-how) owned solely by Company that was created under an existing Company project and Company desires continued research activity on such project for the purpose of further refining such Intellectual Property, and

WHEREAS, LEB has products and services that would be greatly enhanced utilizing the technologies and platform developed by the company and desires to utilize them in malls, retail outlets and other venues for its and other product lines.

WHEREAS, Company and LEB desire to collaborate on specific Company projects using such technologies and platforms to work with Company's Intellectual Property under the Marshall & LEB Intellectual Property agreement.

NOW, THEREFORE, LEB and Company do hereby mutually agree to participate in the support program known as "BUBBA" (hereinafter "Program"), such Programs to continue for a term to be coincident with the projected roll-out schedule and technology enhancement requirements.

1.  PROGRAM  PARAMETERS

1.1 Company will present a defined project plan to LEB and LEB will review and approve each project on a case-by-case basis (hereinafter "Company Project").

1.2 Company and LEB shall mutually agree on the selection of the Manager (hereinafter "Manager") to work on the Company Project. In the event the selected Manager leaves the Program or is unable to continue before the end of a funded year, LEB will recommend a replacement Manager subject to the approval of Company. Such approval shall not be unreasonably withheld.

1.3 On behalf of LEB, the Manager will perform work and support for the Company Project defined in the attached work description to this Agreement, Exhibit A, under the primary supervision of LEB manager for development purposes and a Company representative for technical aspects of the project.

1.4 Both parties will make available to the selected Manager the resources, equipment and facilities necessary or useful to the Manager's approved Company Project.

1.5 It is anticipated that most of the Manager's work will be conducted at LEB' premises during the calendar year. Company will provide the Manager a suitable working environment, including appropriate office facilities and support services. The Manager while working at Company's premises shall be subject to Company's rules, policies and procedures, except as otherwise provided herein.

2. PROGRAM DIRECTION.

Each party shall designate one person to be primarily responsible for the overall implementation and operation of the Program. The LEB Representative shall


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be  the Program Director, who has over-all responsibility for the ProgramLEB has selected Ryan Leman as its initial Program Director. The Company project must be approved by the Program Director as being appropriate research intended to result in the Manager's published thesis. Company's initial Program
Representative  is  Troy  Ternes  who  or  the  companies  technical  division.

3.  PROGRAM  COST.

1.1  FEE  FOR  INTELECTUAL  PROPERY

In support of the Program, LEB agrees to pay to Company a fee of $1,000,000 for existing technologies (Invoice # 34135) for the rights to said property and use thereof for 25 years. A 25% deposit to be paid at signing and the balance in the 2006 calendar year.

1.2  MODIFICATIONS  AND  COSTS

LEB due to the nature of it's products and services will need additional programming, development, software and hardware to meet their specific requirements, these projects and fees will be bid on a quote by quote bases and invoiced appropriately as agreed by LEB and the Company.

4.  PROPRIETARY  INFORMATION.

If, in the performance of the Company Project, LEB's Program Director or Manager has access to Company's Proprietary Information, the rights and obligations of LEB and Company with respect to such information shall be governed by the terms set forth below:

4.1  PROPRIETARY  INFORMATION.

For the purposes of this Agreement, "Proprietary Information" means Company's information disclosed by Company pursuant to this Agreement to LEB employees, staff or Manager (for purposes of this Article 5, hereinafter called
"Recipient") which was identified in writing at the time of disclosure as proprietary. However, Proprietary Information shall not include information which:

(a) is publicly available prior to the date of the Agreement or becomes publicly available thereafter through no wrongful act of Recipient;

(b) was known to Recipient prior to the date of disclosure or becomes known to Recipient thereafter from a third party having an apparent bona fide right to disclose the information;

(c) is independently developed by LEB without knowledge of Company Proprietary Information; or

4.2  LIMITATIONS  ON  USE.

LEB shall use Proprietary Information received from Company solely for the purposes of this Agreement. When the Proprietary Information is no longer required for the purpose of this Agreement, LEB shall return it or dispose of it as directed by Company.

4.3  CARE  OF  PROPRIETARY  INFORMATION.

Company and LEB agree that all Proprietary Information received from Company and accepted by Recipient in connection with this Agreement shall be kept confidential by LEB as provided herein unless specific written release is obtained from Company, which release will not be unreasonably withheld. LEB shall exert reasonable efforts (no less than the protection given its own confidential information) to maintain such information in confidence. LEB shall be deemed to have discharged its obligations hereunder provided


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LEB  has  exercised  the  foregoing degree of care and provided further that LEB shall immediately, upon discovery of any disclosure not authorized hereunder, notify Company and take reasonable steps to prevent any further disclosure or unauthorized use.

LEB' obligations of confidentiality and non-use with respect to Proprietary Information provided under this Agreement will expire one (1) year after the expiration date of this Agreement.

5.  PUBLICATIONS.

5.1 All copyrightable materials, including computer software, first produced or composed by Manager in performance of a Company Project hereunder shall be owned solely by Company. Company hereby grants LEB a perpetual, non-exclusive, transferable, commercial, royalty-free, paid up right and license to use such materials internally for research and educational purposes.

5.2 The foregoing notwithstanding, the parties hereto expressly recognize that each Manager's white paper which is anticipated to result from Company Project carried out under this Agreement will be solely the work product of the Manager and that the white paper will be publishable, including placing a copy in LEB' libraries. To prevent an inadvertent disclosure of Company's Proprietary Information, the Manager shall submit a copy of the proposed white paper to the designated representative of Company for review prior to submission of the white paper, which review will be conducted promptly. Company may request LEB to withhold publication of the white paper for up to thirty (30) days from date of submission to Company, and may request removal of Company's Proprietary Information. Company may request LEB to withhold publication of the white paper for an additional thirty (30) days from submission to Company in order for Company to file a patent application.

5.3 All other publications by LEB derived from Manager work under a Company Project during this Agreement shall be submitted to Company at least thirty (30) days prior to publication to provide Company with an opportunity to identify an inadvertent release of Company's Proprietary Information or potentially patentable subject matter.

6.  INTELLECTUAL  PROPERTY.

6.1 Title to any improvements to or new Intellectual Property (hereinafter "Company Project Intellectual Property") conceived and reduced to practice in the performance of Company Project under this Agreement will, whether or not patentable, be owned solely by Company. The Manager will assign all rights in such Company Project Intellectual Property to LEB, and LEB will assign all rights to this Company Project Intellectual Property to Company. Company hereby grants LEB a perpetual, non-exclusive, royalty-free, commercial, paid-up right and license to use such Company Project Intellectual Property internally for educational and research purposes.

6.2  Manager  will  promptly  notify LEB Office of Corporate Technology Transfer
(OCTT) on having identified any potentially valuable Company Project Intellectual Property made during this Agreement in the performance of this Agreement and LEB OCTT shall promptly notify Company. Company agrees to pay all expenses of patent filing and prosecuting such applications.


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6.3  LEB  and  Manager  shall  cooperate  with Company in signing all documents, including assignments and patent applications, as Company may reasonably require. The foregoing notwithstanding, LEB shall retain rights in any such Company Project Intellectual Property in accordance with Article 6.1 above.

6.4 In consideration of the benefits provided to LEB under this Agreement, Company agrees to pay the Company a royalty from the income LEB receives from the external commercialization of Company Project Intellectual Property in the form of proceeds derived from sales, licenses or sublicenses for the life of the commercial product, process or service.

7.  USE  OF  NAMES.

Neither party will use the name of the other in any advertising or other form of publicity without the written permission of the other.

8.  NOTICES.

Any notices required to be given or which shall be given under this Agreement shall be in writing delivered by first class mail addressed to the following addresses:

Company  Technical  Contact:       Troy  Ternes
Company  Administrative  Contact:  Rick  Bailey
LEB  Technical  Contact:           Ryan  Leman
LEB  Administrative  Contact:      Jim  Wheeler

9.  TERM  AND  TERMINATION.

9.1 The initial term of this Agreement shall coincide with Manager's current schedule up to a period of four (4) years unless sooner terminated as provided in this Article 10.

9.2 If Company fails to meet any of its obligations under this Agreement and fails to remedy any such failure within thirty (30) days after receipt of written notice thereof, LEB shall have the option of terminating this Agreement upon written notice thereof. In the event LEB fails to meet its obligations under this Agreement and fails to remedy any such failure within thirty (30) days after receipt of written notice thereof, Company will have the option of terminating this Agreement upon written notice thereof, and such right to terminate shall be Company's sole remedy at law or in equity.

9.3 Upon termination of this Agreement pursuant to the terms of this Article 9, Company shall reimburse LEB for all of it fee and reasonable expenses and uncancellable commitments incurred or committed as of the date of termination and not paid for by Company previously, provided that the cumulative reimbursement responsibility of the Company may not exceed the total amount committed for Program funding under this Agreement.

9.4 In the event the selected Manager leaves the Program or is unable to continue, and a mutually acceptable replacement Manager cannot be found and agreed upon within a reasonable period thereafter, the parties agree to terminate this Agreement.

10.  WARRANTY

THE  COMPANY  MAKES  NO  WARRANTIES,  EXPRESS  OR  IMPLIED,  AS  TO  ANY  MATTER
WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE CONDITION, ORIGINALITY, OR ACCURACY OF THE PROJECT OR ANY INTELLECTUAL PROPERTY OR PRODUCT(S), WHETHER
TANGIBLE OR INTANGIBLE, CONCEIVED, DISCOVERED, OR DEVELOPED UNDER THIS AGREEMENT; OR THE OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROJECT OR ANY SUCH INTELLECTUAL


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PROPERTY  OR  PRODUCT.  LEB  SHALL  NOT  BE  LIABLE  FOR  ANY  DIRECT, INDIRECT,
CONSEQUENTIAL,  OR  OTHER

LEB MAKES NO REPRESENTATION OR WARRANTY REGARDING ACTUAL OR POTENTIAL INFRINGEMENT OF PATENTS, COPYRIGHTS, OR OTHER INTELLECTUAL PROPERTY OF THIRD PARTIES, AND COMPANY ACKNOWLEDGES THAT THE AVOIDANCE OF SUCH INFRINGEMENT IN THE DESIGN, USE, AND SALE OF PRODUCTS AND PROCESSES RELATED TO THE RESEARCH SHALL REMAIN THE RESPONSIBILITY OF COMPANY.

11.  INDEMNIFICATION

To the maximum extent permitted by law, each party agrees to indemnify and hold harmless the other party and its employees and agents against any claim, loss, cost, expense, damage or liability of any kind (including reasonable attorney fees and expenses of litigation) arising out of or connected with the participation in this Agreement or its use of Intellectual Property.

Without limiting the foregoing, each party agrees to hold harmless, indemnify and defend the other party from all claims, liabilities, demands, damages, expenses and losses (including reasonable attorney fees and expense of litigation) arising out of the use by the indemnifying party, or by any third party acting on behalf of or under its authorization, of the other's party's Intellectual Property or out of any use, sale or other disposition by the indemnifying party, or by any party acting on behalf of or under its authorization, of products made or developed as a result of information or materials received from the other party. The provisions of this paragraph shall survive termination of this Agreement.

12.  GOVERNING  LAW.

The  laws  of  the  State  of  California  shall  govern  this  Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.


By:
     ------------------------------
Name:   Jamie  Plante
Title:  President,  Marshall  Corporate  Administration
Date:
       ----------------------------

Agreed  By:

By:
     ------------------------------
Name:   Richard  R.  Wheeler
Title:  President,  Le'  Elegant  Bath,  Inc.
Date:
      -----------------------------


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